Exhibit 99.1

Arcadia Biosciences Announces Third-Quarter September 30, 2020 Financial Results and Business Highlights

— Executes strategic transaction with Bioceres Crop Solutions (BIOX), bringing $8 million in up-front and contingent cash, 1.875 million BIOX shares and trait royalties of up to $10 million on HB4® soybean sales

— Completes acquisition of Industrial Seed Innovations, expanding GoodHempTM portfolio

— Launches multiple products on-line and in grocery stores with Three Farm Daughters to bring GoodWheatTM to consumers

DAVIS, Calif. (November 12, 2020) – Arcadia Biosciences, Inc.® (Nasdaq: RKDA), a leader in science-based approaches to enhancing the quality and nutritional value of crops and food ingredients, today released its financial and business results for the third quarter of 2020.

“I am pleased to report Arcadia has achieved a number of fundamental milestones, resulting in a stronger financial wherewithal to achieve our number one goal: driving near-term shareholder value by unlocking the full potential of our commercial-ready products,” said Matthew Plavan, Arcadia’s president and CEO. “Through a series of strategic transactions we’re announcing today with our business partner Bioceres Crop Solutions (BIOX), commercialization of the HB4® soybean business and distribution of our GoodWheat portfolio of products into South and Central America is now in their capable hands, in exchange for cash, shares of BIOX and ongoing royalty payments to Arcadia for both HB4 soybean and GoodWheat sales.”

Continued Plavan, “Bioceres is the perfect commercial steward to advance the HB4 soybean into global markets, and we are delighted to share in the equity and revenue upside of the business while dedicating all of our time, attention and capital resources to the near-term scale-up of our GoodWheat and GoodHemp-branded products.  With the formal U.S. launch of Three Farm Daughters brand products powered by GoodWheat and the completion of our acquisition of Industrial Seed Innovations (ISI) and its popular hemp seed varieties, we have plenty of momentum to capitalize on.”

Recent Operating and Business Highlights

●

Strategic Transactions with Bioceres Crop Solutions (BIOX).  Arcadia today is announcing a series of strategic transactions with BIOX, including the sale of its membership interest in Verdeca, a soybean joint venture the two companies formed in 2012. In another transaction, Bioceres acquired license rights to Arcadia’s GoodWheat technologies in South and Central America, for which Arcadia will receive future royalties on all sales. Arcadia will also receive $6 million in cash, including reimbursement of transaction-related expenses and fees, with an additional $2 million in cash to be paid upon achievement by Verdeca of specific regulatory and commercial milestones. Arcadia also receives 1.875 million unregistered shares of BIOX common stock and trait royalties of up to $10 million on HB4 soybean sales.

●

Partnership with Three Farm Daughters to Develop and Market GoodWheat Products.  In the third quarter, Arcadia announced a strategic business venture with Three Farm Daughters, a majority female-owned North Dakota-based consumer food company, to develop and market food products using Arcadia’s patented non-GMO GoodWheat technology. Since then, the companies have launched multiple Three Farm Daughters-branded food products, including pastas and flour, that leverage the enhanced nutritional profiles of GoodWheat ingredients. These products are now being sold regionally and through the company’s e-commerce site: www.threefarmdaughters.com.

●

Acquisition of Innovative Hemp Seed Breeding Company.  Arcadia closed a transaction with Industrial Seed Innovations (ISI), an Oregon-based industrial hemp breeding and seed company, to acquire its commercial and genetic assets, including seed varieties, germplasm library and intellectual property. ISI’s popular Rogue and Umpqua seed varieties will become part of Arcadia’s portfolio, alongside the company’s GoodHemp line of genetically superior hemp seeds, transplants and extracts. The acquisition significantly broadens and accelerates commercialization of Arcadia’s hemp-related breeding platform and establishes a breeding research and development facility in the Pacific Northwest, a key hemp production area.

●

Collaboration with Corner Foods to Bring GoodWheat to China and Israel. Arcadia’s collaboration with Corner Foods, an affiliate of Corner Capital Group, brings Arcadia’s GoodWheat portfolio of non-GMO specialty wheat ingredients to China and expanding in the future to Israel. The partnership will introduce GoodWheat products directly to consumers in China via popular e-commerce site TMall and cooking and lifestyle network Tastemade China. Together, these digital platforms reach an estimated 8 million consumers in China per month.

●

Collaboration with GoodMills to Sell GoodWheat in Europe. Through a collaboration with GoodMills Innovation, an affiliate of GoodMills Group, Europe’s largest milling company, Arcadia plans to commercialize GoodWheat varieties across Europe, introducing uniquely healthy products for the retail, consumer and food service sectors beginning in 2021. GoodMills Innovation is recognized as one of the world’s leading innovators in grain-based ingredients that are both highly functional and nutritional.

●

Global Scale-up Underway for HB4 Drought Resistant, Herbicide Tolerant Soybeans. Through its Verdeca joint venture with Bioceres Crop Solutions, Arcadia successfully harvested foundation seed to enable up to 90,000 hectares in preparation for regulatory approval from China. Verdeca is also increasing breeding and new market development activities to access incremental geographies, including Brazil and the U.S.

●

Expansion of Intellectual Property Protection for GoodWheat Portfolio. Arcadia strengthened its intellectual property and GoodWheat technology portfolio with five additional U.S. patents in Q2. The U.S. Patent and Trademark Office awarded the company two patents for extending the shelf life of whole wheat by minimizing hydrolytic and oxidative rancidity. The company also received notices of allowance for three additional patents extending earlier claims surrounding the extended shelf life of wheat and reduced gluten grains. The new patents bring the total number of patents in Arcadia’s GoodWheat portfolio of non-GMO wheat varieties to 23.

●

Foundational Patents for Non-GMO Herbicide Tolerant Wheat. The Australian Patent Office granted patents to Arcadia covering herbicide tolerance in wheat, and the U.S. Patent and Trademark Office issued a notice of allowance for the same technology, with patents pending in other territories. Arcadia’s herbicide tolerant wheat technology can be an important tool in the hybrid breeding toolkit. This technology will serve as the foundation for future innovation and could open the door to development of a highly efficient hybrid wheat production system, which would transform the 200 million hectare global wheat industry.

●

Warrant Exercise Transaction Generated $2.6M in Gross Proceeds. Arcadia strengthened its balance sheet through a warrant exercise transaction in the third quarter, providing additional cash resources to persevere through the headwinds of the COVID-19 pandemic.

Arcadia Biosciences, Inc.

Financial Snapshot

(Unaudited)

($ in thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	Favorable / (Unfavorable)		2020	2019	Favorable / (Unfavorable)
			$	%			$	%
Total revenues	314	392	(78)	(20)%	904	753	151	20%
Total operating expenses	7,895	6,585	(1,310)	(20)%	21,151	16,145	(5,006)	(31)%
Loss from operations	(7,581)	(6,193)	(1,388)	(22)%	(20,247)	(15,392)	(4,855)	(32)%
Net loss attributable to common stockholders	(6,391)	(14,187)	7,796	55%	(13,553)	(22,562)	9,009	40%

Revenues

In the third quarter of 2020, revenues were $314,000, compared to revenues of $392,000 in the third quarter of 2019 and for the nine months ended September 30, 2020, revenues were $904,000, compared to $753,000 during the same period in 2019. The quarter-over-quarter revenue decrease was driven by a decrease in contract research and government grants revenue, partially offset by an increase in GLA product sales and GoodWheat royalty revenues. The nine months period increase was driven primarily by a milestone achievement by a licensee in the first quarter of 2020, as well as the increase in GLA product sales and GoodWheat royalty revenues.

Operating Expenses

In the third quarter of 2020, operating expenses were $7.9 million, compared to $6.6 million in the third quarter of 2019 and for the nine months ended September 30, 2020, operating expenses were $21.2 million, compared to $16.1 million during the same period in 2019.

Research and development (R&D) costs decreased by $169,000 and increased by $612,000 for the third quarter and nine months ended September 30, 2020, respectively. The third quarter decrease was the result of lower soy related costs somewhat offset by higher hemp-related research costs. The increase for the nine months ended September 30, 2020 was primarily driven by higher employee expenses and hemp-related research costs.

General and administrative (SG&A) costs decreased by $185,000 and increased by $1.3 million for the third quarter and nine months ended September 30, 2020, respectively. The third quarter decrease was mainly comprised of lower employee expenses partially offset by higher consulting fees. The increase for the nine months ended September 30, 2020 was primarily the result of higher consulting fees, consultants’ stock compensation expenses and insurance premiums.

Cost of product revenues increased by $1.7 million and $3.1 million for the third quarter and nine months ended September 30, 2020, respectively. The third quarter increase was due to a $1.3 million inventory write-off for Arcadia’s Archipelago joint venture in response to a recently issued regulatory ruling. The increase for the nine months ended September 30, 2020 was comprised of the third quarter inventory write-off, in addition to the $1.6 million write-down of GoodHemp inventory that did not meet Arcadia’s required minimum quality specifications during the first half of 2020.

Net Loss Attributable to Common Stockholders

Net loss attributable to common shareholders for the third quarter of 2020 was $6.4 million, or ($0.60) per share, a $7.8 million decrease from the $14.2 million, or $2.04 per share, net loss recognized in the third quarter of 2019. The quarter-over-quarter decrease was largely due to the $7.8 million non-cash expense recognized in the third quarter of 2019 as a result of a significant increase in the fair value of common stock warrant liabilities compared to $1.1 million of non-cash income recognized in the third quarter of 2020 associated with a decrease in these liabilities.

Net loss attributable to common shareholders for the nine months ended September 30, 2020 was $13.6 million, or ($1.42) per share, a $9.0 million decrease from the $22.6 million, or ($4.03) per share, net loss recognized for the nine months ended September 30, 2019.

Conference Call and Webcast

The company has scheduled a conference call for 4:30 p.m. Eastern (1:30 p.m. Pacific) today, November 12, to discuss third-quarter financial results, company operations and key strategic achievements.

Interested participants can join the conference call using the following numbers:

U.S. Toll-Free Dial-In:	+1-844-243-4690
International Dial-In:	+1-225-283-0138
Passcode:	1303009

A live webcast of the conference call will be available on the “Investors” section of Arcadia’s website at www.arcadiabio.com. Following completion of the call, a recorded replay will be available on the company’s investor website.

About Arcadia Biosciences, Inc.

Arcadia Biosciences (Nasdaq: RKDA) is a leader in science-based approaches to enhancing the quality and nutritional value of crops and food ingredients. The company’s GoodWheat™ branded ingredients deliver health benefits to consumers and enable consumer packaged goods companies to differentiate their brands in the marketplace. The company’s GoodHemp™ seed catalog delivers genetically superior hemp seeds and clones, applying the company’s proprietary crop innovation technology, ArcaTech™, to an emerging crop. Arcadia’s agricultural traits are being developed to enable farmers around the world to be more productive and minimize the impact of agriculture on the environment. For more information, visit www.arcadiabio.com.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release and the accompanying conference call contain forward-looking statements about the company and its products, including statements relating to the collaboration with Corner Foods, the partnership with Three Farm Daughters, the collaboration with GoodMills Innovation, revenue in 2020, financial performance in 2021, the acquisition of assets from Industrial Seed Innovations and the growth of the company. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the price and demand for the company’s wheat and hemp related products are lower than expected; the company’s and its partners’ and affiliates’ ability to develop and sell commercial products incorporating its traits, and complete the regulatory review process for such products; the company’s and it partners’ ability to fulfill current and follow-on purchase commitments; the company’s compliance with laws and regulations that impact the company’s business, and changes to such laws and regulations; the growth of the global wheat and hemp markets; the successful integration of the company’s business with the businesses of any future partners; the potential impact of COVID-19 on the company’s business; the successful closing of the acquisition of Industrial Seed Innovations; and the company’s future capital requirements and ability to satisfy its capital needs.  Further information regarding these and other factors that could affect the company’s financial results is included in filings the company makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” and additional information set forth in its Form 10-K for the year ended December 31, 2019, and other filings. These forward-looking statements speak only as of the date hereof, and Arcadia Biosciences, Inc. undertakes no duty to update these forward-looking statements.

Press Contact:

Sara Geisner

Trailblaze

sara@trailblaze.co

Investor Contact:

Pam Haley

Chief Financial Officer

ir@arcadiabio.com

LinkedIn: Arcadia Biosciences

Twitter: @ArcadiaAg

Arcadia Biosciences, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$10,201	$8,417
Short-term investments	—	16,915
Accounts receivable	373	602
Inventories, net — current	9,416	1,794
Prepaid expenses and other current assets	1,204	712
Total current assets	21,194	28,440
Restricted cash	2,001	—
Property and equipment, net	3,484	1,799
Right of use asset	6,013	1,963
Inventories, net — noncurrent	461	364
Goodwill	301	-
Intangible assets, net	400	-
Other noncurrent assets	23	8
Total assets	$33,877	$32,574
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$6,711	$4,685
Amounts due to related parties	29	40
Debt — current	705	24
Unearned revenue — current	—	42
Operating lease liability — current	700	611
Other current liabilities	263	306
Total current liabilities	8,408	5,708
Debt — noncurrent	2,548	107
Operating lease liability — noncurrent	5,574	1,497
Common stock warrant liabilities	3,065	14,936
Other noncurrent liabilities	2,280	2,000
Total liabilities	21,875	24,248
Commitments and contingencies (Note 14)
Stockholders’ equity:
Common stock, $0.001 par value—150,000,000 shares authorized as of September 30, 2020 and December 31, 2019; 10,832,203 and 8,646,149 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	51	49
Additional paid-in capital	231,954	214,826
Accumulated other comprehensive income	—	1
Accumulated deficit	(220,725)	(207,171)
Total Arcadia Biosciences stockholders’ equity	11,280	7,705
Non-controlling interest	722	621
Total stockholders' equity	12,002	8,326
Total liabilities and stockholders’ equity	$33,877	$32,574

Arcadia Biosciences, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Product	$245	$216	$630	$485
License	10	17	110	17
Royalty	16	—	58	—
Contract research and government grants	43	159	106	251
Total revenues	314	392	904	753
Operating expenses:
Cost of product revenues	1,841	177	3,463	324
Research and development	1,762	1,931	5,999	5,387
Selling, general and administrative	4,292	4,477	11,689	10,434
Total operating expenses	7,895	6,585	21,151	16,145
Loss from operations	(7,581)	(6,193)	(20,247)	(15,392)
Interest expense	(23)	(3)	(32)	(3)
Other income, net	—	119	83	339
Change in fair value of common stock warrant liabilities	1,130	(7,777)	6,212	(6,790)
Loss on extinguishment of warrant liability	(682)	—	(635)	—
Offering costs	—	(336)	—	(702)
Net loss before income taxes	(7,156)	(14,190)	(14,619)	(22,548)
Income tax benefit (provision)	(9)	3	(15)	(14)
Net loss	(7,165)	(14,187)	(14,634)	(22,562)
Net loss attributable to non-controlling interest	(774)	—	(1,081)	—
Net loss attributable to common stockholders	$(6,391)	$(14,187)	$(13,553)	$(22,562)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.60)	$(2.04)	$(1.42)	$(4.03)
Weighted-average number of shares used in per share calculations:
Basic and Diluted	10,719,618	6,942,612	9,570,259	5,596,545
Other comprehensive loss, net of tax
Unrealized losses on available-for-sale securities	—	(1)	(1)	—
Other comprehensive loss	—	(1)	(1)	—
Comprehensive loss attributable to common stockholders	$(6,391)	$(14,188)	$(13,554)	$(22,562)

Arcadia Biosciences, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(14,634)	$(22,562)
Adjustments to reconcile net loss to cash used in operating activities:
Change in fair value of common stock warrant liabilities	(6,212)	6,790
Loss on extinguishment of warrant liability	635	—
Offering costs	—	702
Depreciation	395	133
Lease amortization	745	530
(Gain) Loss on disposal of equipment	(8)	1
Net amortization of investment premium	(44)	(121)
Stock-based compensation	1,844	1,870
Write-down of inventory and prepaid production costs	3,063	—
Changes in operating assets and liabilities:	—	—
Accounts receivable	229	38
Unbilled revenue	-	3
Inventories	(9,609)	(1,411)
Prepaid expenses and other current assets	(1,157)	(36)
Other noncurrent assets	(15)	—
Accounts payable and accrued expenses	2,026	2,425
Amounts due to related parties	(11)	(1)
Other current liabilities	(43)	3
Unearned revenue	(42)	(16)
Operating lease payments	(629)	(534)
Net cash used in operating activities	(23,467)	(12,186)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property and equipment	8	1
Purchases of property and equipment	(2,038)	(878)
Acquisitions, net of cash acquired	(500)	—
Purchases of investments	(1,292)	(18,458)
Proceeds from sales and maturities of investments	18,250	18,050
Net cash provided by (used in) investing activities	14,428	(1,285)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock and warrants from June 2019 Offering	9,372	7,500
Proceeds from borrowings	3,108	—
Payments of transaction costs relating to extinguishment of warrant liability	(863)	—
Proceeds from issuance of common stock and warrants from Purchase Agreement	—	10,000
Payments of offering costs relating to September 2019 Offering	—	(776)
Payments of offering costs relating to June 2019 Offering	—	(663)
Payments of offering costs relating to June 2018 Offering	—	(24)
Principal payments on notes payable	(26)	(2)
Proceeds from the exercise of warrants	—	5,269
Proceeds from ESPP purchases	51	21
Capital contributions received from non-controlling interest	1,182	689
Net cash provided by financing activities	12,824	22,014
Net increase in cash, cash equivalents and restricted cash	3,785	8,543
Cash, cash equivalents and restricted cash — beginning of period	8,417	11,998
Cash, cash equivalents and restricted cash — end of period	$12,202	$20,541

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes	$1	$2
Cash paid for interest	$7	$—
NONCASH INVESTING AND FINANCING ACTIVITIES:
Fixed assets acquired with notes payable	$37	$139
Common stock warrants issued to placement agent and included in offering costs related to May 2020 Warrant Transaction	$215	$—
Common stock warrants issued to placement agent and included in offering costs related to July 2020 Warrant Transaction	$101	$—
Offering costs in accounts payable and accrued expenses at end of period	$—	$21
Common stock warrants issued to placement agent and included in offering costs related to June 2019 Offering	$—	$86
Common stock warrants issued to placement agent and included in offering costs related to September 2019 Offering	$—	$95
Reclassification of common stock warrant liability balance with warrant exercises	$—	$7,016
Right of use assets obtained in exchange for new operating lease liabilities	$4,157	$2,328
Purchases of fixed assets included in accounts payable and accrued expenses	$—	$6

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